Exhibit 2.1


                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                               FORT WORTH DIVISION


IN RE:                                  ss.
                                        ss.
INSPIRE INSURANCE SOLUTIONS, INC.,      ss.       CASE NO.  02-41228-DML
and INSPIRE CLAIMS MANAGEMENT,          ss.
INC.,                                   ss.       Chapter 11
                                        ss.
DEBTORS.                                ss.       (Jointly Administered)


                     FIRST AMENDED PLAN OF REORGANIZATION OF
                  INSPIRE INSURANCE SOLUTIONS, INC. and INSPIRE
                             CLAIMS MANAGEMENT, INC.







                                JENKENS & GILCHRIST,
                                A Professional Corporation
                                1445 Ross Avenue, Suite 3200
                                Dallas, Texas  75202-2799
                                Telephone:  (214) 855-4500
                                Telecopy:   (214) 855-4300

                                Attorneys for Inspire Insurance Solutions, Inc., and Inspire Claims Management, Inc.




DATED:   September 24, 2002
         Fort Worth, Texas



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
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                                TABLE OF CONTENTS
                                                                                                               Page


ARTICLE I             INTRODUCTION................................................................................1

ARTICLE II            DEFINITIONS.................................................................................1
A.       Defined Terms............................................................................................1
B.       Rules of Interpretation and Computation of Time..........................................................8
         1.       Rules of Interpretation.........................................................................8
         2.       Computation of Time.............................................................................9

ARTICLE III           CLASSIFICATION OF CLAIMS AND INTERESTS......................................................9
         1.       Class 1 - Unsecured Non-Tax Priority Claims.....................................................9
         2.       Class 2 - Secured Claims........................................................................9
         3.       Class 3 - Convenience Claims...................................................................10
         4.       Class 4 - General Unsecured Claims.............................................................10
         5.       Class 5 - Equity Interests.....................................................................10
         6.       Class 6 - Securities Litigation Claims.........................................................10

ARTICLE IV            TREATMENT OF CLASSES OF CLAIMS AND INTERESTS...............................................10
A.       Unclassified Claims.....................................................................................10
         1.       Administrative Claims..........................................................................10
         2.       Priority Tax Claims............................................................................10
B.       Classified Claims.......................................................................................11
         1.       Class 1 - Unsecured Non-Tax Priority Claims....................................................11
         2.       Class 2 - Secured Claims.......................................................................11
         3.       Class 3 - Convenience Claims...................................................................11
         4.       Class 4 - General Unsecured Claims.............................................................11
         5.       Class 5 - Equity Interests.....................................................................12
         6.       Class 6 - Securities Litigation Claims.........................................................12

ARTICLE V             MEANS FOR IMPLEMENTATION AND EXECUTION OF THIS PLAN........................................12
A.       Sale of the Purchased Assets............................................................................12
B.       Creation of the Trust...................................................................................13
         1.       Transfer of assets.............................................................................13
         2.       Powers and duties of the Trustee...............................................................13
         3.       Compensation...................................................................................16

ARTICLE VI            TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES......................................16
A.       Unexpired Leases and Executory Contracts to Be Assumed and Assigned.....................................17
         1.       Assumption and Assignment Generally............................................................17
         2.       Approval of Assumptions and Assignments........................................................17
         3.       Payments Related to the Assumption of Executory Contracts
                  and Unexpired Leases...........................................................................17


B.       Executory Contracts and Unexpired Leases to Be Rejected.................................................17
         1.       Rejection Generally............................................................................17
         2.       Bar Date for Rejection Damages.................................................................18

ARTICLE VII           PROVISIONS GOVERNING DISTRIBUTIONS.........................................................18
A.       Delivery of Distributions...............................................................................18
B.       Distribution Record Date................................................................................18
C.       Timing and Calculation of Amounts to Be Distributed.....................................................18
         1.       Generally......................................................................................18
         2.       Distributions to Classes.......................................................................19
         3.       De Minimis Distributions.......................................................................20
         4.       Compliance with Tax Requirements...............................................................20
D.       Surrender of Canceled Instruments.......................................................................20
         1.       Tender of Notes or other Instruments...........................................................20
         2.       Lost, Stolen, Mutilated, or Destroyed Notes or other Instruments...............................21
E.       Undeliverable Distributions.............................................................................21
         1.       Holding of Undeliverable Distributions.........................................................21
         2.       Failure to Claim Undeliverable Distributions...................................................21
F.       Setoffs.................................................................................................21

ARTICLE VIII          PROCEDURES FOR RESOLVING DISPUTED CLAIMS...................................................21
A.       Authority to Prosecute Objections to Claims.............................................................21
B.       Treatment of Disputed Claims............................................................................22
C.       Distributions on Account of Disputed Claims Once Allowed................................................22
D.       Procedure for Resolution of Disputed Claims.............................................................22
         1.       Allowance of Disputed Claims or Interests......................................................22
         2.       Determination of Disputed Claims...............................................................22

ARTICLE IX            SUBSTANTIVE CONSOLIDATION OF THE DEBTORS...................................................23

ARTICLE X             CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN..........................23
A.       Conditions to Confirmation..............................................................................23
B.       Conditions to the Effective Date........................................................................23
C.       Waiver of Conditions to the Confirmation or Effective Date..............................................24
D.       Effect of Nonoccurrence of Conditions to the Effective Date.............................................24

ARTICLE XI            CRAMDOWN...................................................................................24

ARTICLE XII           DISCHARGE, TERMINATION, AND INJUNCTION.....................................................24
A.       Discharge of Claims and Termination of Interests........................................................24
B.       Injunctions.............................................................................................25
C.       Vesting.................................................................................................26

ARTICLE XIII          RETENTION OF JURISDICTION..................................................................26

ARTICLE XIV           MISCELLANEOUS PROVISIONS...................................................................28
A.       Dissolution of the Creditors Committee..................................................................28
B.       Limitation of Liability.................................................................................28
C.       Modification of the Plan................................................................................28
D.       Revocation of the Plan..................................................................................28
E.       Severability of Plan Provisions.........................................................................29
F.       Successors and Assigns..................................................................................29
G.       Service of Documents....................................................................................29

EXHIBITS

Exhibit 1         Letter of Intent

Exhibit 2         Trust Agreement

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                                   ARTICLE I
                                  INTRODUCTION

         Inspire Insurance Solutions, Inc. and Inspire Claims Management, Inc. (collectively, the "Debtors") propose the following First Amended Plan of Reorganization of Inspire Insurance Solutions, Inc. and Inspire Claims Management, Inc. (the "Plan"). Reference is made to the Disclosure Statement for the First Amended Plan of Reorganization of Inspire Insurance Solutions, Inc. and Inspire Claims Management, Inc. (the "Disclosure Statement"), for a discussion of the history and business operations of the Debtors and for a summary and analysis of this Plan. All parties-in-interest are encouraged to review the Disclosure Statement thoroughly before voting to accept or reject this Plan.

                                   ARTICLE II
                                   DEFINITIONS

A.       Defined Terms

         As used in the Plan, capitalized terms have the meanings set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

         1. "Administrative Claim" means a Claim for costs and expenses of administration allowed under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the respective Estates and operating the businesses of the Debtors, such as wages, salaries, commissions for services, and payments for inventories, leased equipment and premises, and real and personal ad valorem taxes; (b) compensation for legal, financial advisory, accounting, and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code; and (c) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, 28 U.S.C. ss.ss. 1911-1930.

         2. "Administrative Claims Bar Date" means sixty (60) days after the Effective Date.

         3. "Allowed Claim" means:

                  a. a Claim that (i) has been listed by one of the Debtors on its Schedules as other than disputed, contingent, or unliquidated and
         (ii) is not otherwise a Disputed Claim;

                  b. a Claim (i) for which a proof of claim or request for payment of Administrative Claim has been filed by the Bar Date, or otherwise been deemed timely filed under applicable law and (ii) that is not otherwise a Disputed Claim; or

                  c. a Claim that is allowed: (i) in any stipulation of amount and nature of claim executed by one of the Debtors or a successor and a Claimant on or after the Effective Date; (ii) in any contract,


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         instrument, or other agreement entered into in connection with the Plan and, if prior to the Effective Date,  approved by the Bankruptcy Court;
         (iii) in a Final Order; or (iv) pursuant to the terms of the Plan.

         4. "APA" means the asset purchase agreement between the Debtors and the Purchaser, containing terms substantially similar to the terms set forth in the Letter of Intent, which will be filed with the Bankruptcy Court on or before the Supplement Deadline.

         5. "Assets" means all assets of the Debtors, including, but not limited to, Cash, real property, personal property, equipment, machinery, fixtures, work in process, intellectual property, trademarks and trade names, notes and other accounts receivable, stock and income, and receipts therefrom, all Cash and non-Cash proceeds from any source of any kind or nature claimed, owned or held by or to be received by the Debtors, and any other rights and interests of the Debtors, as defined by section 541 of the Bankruptcy Code.

         6. "Assumed Leases and Contracts" means the Unexpired Leases and Executory Contracts of the Debtors that will expressly be assumed and assigned to the Purchaser under the APA.

         7. "Assumption List" means the list of Assumed Leases and Contracts (and any other liabilities which will be assumed by the Purchaser), which will be filed with the Bankruptcy Court and served on all parties to the Assumed Leases and Contracts (and any other Creditors whose liabilities will be assumed by the Purchaser), on or before the Supplement Deadline.

         8. "Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C.ss.ss.101-1330, as now in effect or hereafter amended.

         9. "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division, or such other court having jurisdiction over the Cases and, to the extent of any reference made pursuant to 28 U.S.C. ss. 157, the bankruptcy unit of such District Court.

         10. "Bankruptcy Rules" means the rules of procedure in bankruptcy cases and local rules applicable to cases pending before the Bankruptcy Court, as the same may from time to time be in effect and applicable to these cases.

         11. "Bar Date" means June 25, 2002, the date by which a proof of claim must have been filed or any other applicable deadline established by a Final Order of the Bankruptcy Court.

         12. "Business Day" means any day, other than a Saturday, Sunday, or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

         13. "Board of Directors" means the board of directors of the Debtors.

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         14.  "Buyer  Protection  Order"  means the Order  Granting the Debtors'
Emergency Motion for (A) Approval of the Payment of a Break-Up Fee or Expense Reimbursement, as Applicable, in Certain Circumstances to CGI Group, Inc. and
(B) Setting the Solicitation Procedure for Third Party Acquisition Offers, which was entered by the Bankruptcy Court on September 5, 2002.

         15. "Cases" means the bankruptcy cases entitled In re Inspire Insurance Solutions, Inc. and Inspire Claims Management, Inc. (jointly administered under Case No. 02-41228-DML) pending in the Bankruptcy Court.

         16. "Cash" means cash, cash equivalents, or other readily marketable securities or instruments.

         17. "Cash Proceeds" means the total Cash that the Debtors receive from the Purchaser under the APA.

         18. "CGI" means CGI Group Inc., a corporation organized under the laws of the Province of Quebec.

         19. "Chapter 5 Actions" means causes of actions, rights, and defenses of the Debtors under chapter 5 of the Bankruptcy Code.

         20. "Claim" means a "claim," as defined in section 101(5) of the Bankruptcy Code, against either of the Debtors.

         21. "Claimant" means a holder of a Claim.

         22. "Class" means any group of substantially similar Claims or Interests as classified in Article III herein pursuant to section 1123(a)(1) of the Bankruptcy Code.

         23. "Confirmation" means the date on which the Bankruptcy Court enters the Confirmation Order.

         24. "Confirmation Order" means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

         25. "Contingent Claims" or "Unliquidated Claims" means the Claims (i) listed as contingent or unliquidated, respectively, in the Schedules, as such may be amended, supplemented or otherwise modified from time to time in a filing with the Bankruptcy Court in accordance with applicable Bankruptcy Rules or (ii) otherwise filed as contingent or unliquidated, respectively, in a proof of claim timely filed with the clerk of the Bankruptcy Court.

         26. "Creditor" means the holder of an Allowed Claim.

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         27.  "Creditors  Committee"  means the Official  Committee of Unsecured
Creditors  appointed  by the  United  States  Trustee in the Cases  pursuant  to section 1102 of the Bankruptcy Code on or about April 2, 2002.

         28. "Cure Amount Claims" means a Claim based on a default pursuant to an Unexpired Lease or Executory Contract at the time such lease is assumed by the Debtors under section 365 of the Bankruptcy Code.

         29. "Debtors" mean collectively, Inspire and ICM, the debtors and debtors-in-possession in these Cases.

         30. "Deficiency Claim" means a Claim equal to the amount, if any, by which the total Allowed Claim of any Creditor exceeds the sum of (i) any setoff rights of the Creditor against such Debtor provided for by applicable law and preserved by section 553 of the Bankruptcy Code, plus (ii) the portion of such Claim that is a Secured Claim; provided, however, that if the Class of which such Claim is a part makes the election provided for by section 1111(b) of the Code, there shall be no Deficiency Claim in respect of such Claim.

         31. "Disclosure Statement" means the disclosure statement (including all exhibits and schedules thereto or referenced therein) that relates to the Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as the same may be amended, modified, or supplemented.

         32. "Disputed Claim" or "Disputed Interest" means a Claim or Interest, respectively, (i) scheduled on the Debtors' schedules as disputed or (ii) to the extent a proof of claim has been timely filed or deemed timely filed under applicable law or under this Plan, as to which an objection has been timely filed and has not been withdrawn on or before any date fixed for filing such objections by the Plan or order of the Bankruptcy Court and has not been denied by a Final Order.

         33. "Distribution Funds" means the Cash held by the Trust which will be used to satisfy the Allowed Claims in Classes 4 after the Claims in Classes 1, 2, and 3 have been paid in full, less any estimated expenses that the Trustee expects to incur to satisfy the implementation of the Plan.

         34. "Distribution Record Date" means the first Business Day that is fifteen (15) days after Confirmation.

         35. "Effective Date" means a Business Day, as determined by the Debtors, as soon as reasonably practicable after all conditions to the Effective Date in the Plan have been met or waived pursuant to Article X of the Plan.

         36. "Escrow Amount" means that portion of the Cash Proceeds that will be deposited into an account with an escrow agent pursuant to the terms of the Letter of Intent.

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

         37. "Estates" means, as to each of the Debtors, the estate created pursuant to section 541 of the Bankruptcy Code.

         38. "Executory Contract" means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code which is not an Unexpired Lease

         39. "Existing Common Stock" means all authorized common stock of Inspire, issued and outstanding on the Petition Date.

         40. "Fee Claim" means a Claim under sections 330(a), 331, 503, or 1103 of the Bankruptcy Code for compensation of a Professional or other entity for services rendered or expenses incurred in the Cases.

         41. "Fee Procedure Order" means the Order Granting Debtors' Motion for an Administrative Order Pursuant to 11 U.S.C. ss.ss. 105(a) and 331 Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals, which was entered by the Bankruptcy Court on March 13, 2002.

         42. "Final Distribution Date" means a date, as determined by the Trustee, when all of the remaining Trust Assets will be distributed under the terms of the Plan.

         43. "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Cases or the docket of any other court of competent jurisdiction, that has not been reversed, stayed, modified, or amended and as to which the time to appeal or seek certiorari or move for a new trial, reargument, or rehearing has expired and no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order.

         44. "Initial Distribution Date" means a date, as determined by the Trustee, as soon as reasonably practicable following the Effective Date.

         45. "Inspire" means Inspire Insurance Solutions, Inc.

         46. "ICM" means Inspire Claims Management, Inc.

         47. "Interest" means a holder of Existing Common Stock.

         48. "Interim Distribution Date(s)" means date(s), if any, as determined by the Trustee, between the Initial Distribution Date and the Final Distribution Date.

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

         49. "Letter of Intent" means that certain Letter of Intent that was executed between CGI and the Debtors on or about July 24, 2002, attached hereto as Exhibit 1.

         50. "Person" means any individual, corporation, general partnership, limited partnership, association, joint stock company, joint venture, estate, trust, unincorporated organization, government or any political subdivision thereof, governmental unit (as defined in the Bankruptcy Code), or other entity.

         51. "Petition Date" means February 15, 2002, the date on which petitions for relief under chapter 11 of the Bankruptcy Code were filed by the Debtors.

         52. "Plan" means this First Amended Plan of Reorganization of Inspire Insurance Solutions, Inc. and Inspire Claims Management, Inc., to the extent applicable to any of the Debtors, and all exhibits attached hereto or referenced herein, as the same may be amended, modified, or supplemented.

         53. "Plan Supplement" means, collectively, the APA, the Assumption List, and the Rejection List, which will be filed with the Bankruptcy Court, on or before the Supplement Deadline.

         54. "Priority Tax Claims" means Claims of any Person for the payment of taxes accorded to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

         55. "Pro Rata" means (a) with respect to a holder of an Allowed Claim, the ratio of (i) the amount of the Allowed Claim to (ii) the aggregate amount of all Allowed Claims in the respective Class; and (b) with respect to a holder of an Allowed Interest, the ratio of (i) the number of shares of Existing Common Stock held by such holder to (ii) the total number of shares of Existing Common Stock issued as of the Petition Date.

         56. "Professional" means any professional employed in the Cases pursuant to sections 327 or 1103 of the Bankruptcy Code or any professional or other entity seeking compensation or reimbursement of expenses in connection with the Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

         57. "Purchased Assets" means all Assets that will be transferred to the Purchaser under terms substantially similar to those set forth in the Letter of Intent.

         58. "Purchaser" means CGI or the entity or entities that the Debtors elects (prior to the Supplement Deadline) to purchase the Purchased Assets of the Debtors under terms substantially similar to those set forth in the Letter of Intent.

         59. "Reinstated" or "Reinstatement" means rendering a Claim or Interest unimpaired within the meaning of section 1124 of the Bankruptcy Code. Unless the Plan specifies a particular method of Reinstatement, when the Plan provides that


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an Allowed Claim or Interest will be Reinstated,  such Claim or Interest will be
Reinstated, at the Debtors' sole discretion, in accordance with one of the following:

                  a. The legal, equitable, and contractual rights to which such Claim or Interest entitles the holder will be unaltered; or

                  b. Notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default:

                           i. any such default that occurred before or after the
                  commencement of the Cases, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, will be cured;

                           ii. the  maturity  of such Claim or  Interest as such
                  maturity existed before such default will be reinstated;

                           iii. the holder of such Claim or Interest will be compensated for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and

                           iv. the legal,  equitable,  or contractual  rights to
                  which such Claim or Interest entitles the holder of such Claim or Interest will not otherwise be altered.

         60. "Rejected Leases and Contracts" means all Unexpired Leases and Executory Contracts of the Debtors that are not expressly assumed and assigned to the Purchaser or that were not previously assumed by the Debtors.

         61. "Rejection Claim" means any Claim arising by reason of rejection of a contract or lease pursuant to sections 365 or 1123(b)(2) of the Bankruptcy Code.

         62. "Rejection List" means the list of Rejected Leases and Contracts, which will be filed with the Bankruptcy Court and served on all parties to the Rejected Leases and Contracts, on or before the Supplement Deadline.

         63. "Remaining Assets" means the Assets that will not be transferred to the Purchaser but will be transferred to the Trust on the Effective Date.

         64. "Schedules" means the schedules of assets and liabilities and the statements of the financial affairs filed by the Debtors, as required by section 521 of the Bankruptcy Code, as same may have been or may be amended, modified, or supplemented prior to the Effective Date.

         65. "Secured Claim" means a Claim that is secured by a lien on property in which an Estate has an interest or that is subject to setoff under section


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553 of the  Bankruptcy  Code,  only to the extent of the value of the Claimant's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506 and, if applicable, section 1129(b) of the Bankruptcy Code.

         66. "Securities Litigation Claim" means any claim arising from the purchase or sale of a security of the Debtors, including, but not limited to any claim on account of any award, if any, in Southland Securities Corporation et al. v. INSpire Insurance Solutions, Inc. et. al., N.D. Tex. (7-99CV-243-R); Larry Altobell and Lawrence J. Miller et. al. v. INSpire Insurance Solutions, Inc. et. al., N.D. Tex. (7-99CV-248-R), or Stacy B. and Rhonda K. Lofton et. al.
v. INSpire Insurance Solutions, Inc. et. al., N.D. Tex. (7-00CV-001-R).

         67. "Supplement Deadline" means October 15, 2002.

         68. "Trust" means the trust established pursuant to the Plan and into which the Trust Assets will be transferred on and after the Effective Date.

         69. "Trust  Agreement"  means the Trust  Agreement,  attached hereto as
Exhibit 2.

         70. "Trust Assets" means, collectively, the Cash Proceeds and the Remaining Assets.

         71. "Trustee" means Michael G. Lawrence or that individual approved by the Bankruptcy Court to serve as trustee under the Trust Agreement.

         72. "Unexpired Lease" means, collectively, any unexpired lease or agreement relating to a Debtor's interest in real property and any unexpired lease or agreement granting rights or interests related to or appurtenant to the applicable real property, including all easements; licenses; permits; rights; privileges; immunities; options; rights of first refusal; powers; uses; usufructs; reciprocal easement or operating agreements; vault, tunnel, or bridge agreements or franchises; development rights; and any other interests in real estate or rights in rem, related to the applicable real property to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

         73. "Unsecured Claim" means a Claim that is neither a Secured Claim nor entitled to priority under the Bankruptcy Code or the orders of the Bankruptcy Court, including Rejection Claims and Deficiency Claims, other than those separately classified pursuant to the terms of Article III of the Plan.

B.       Rules of Interpretation and Computation of Time

         1. Rules of Interpretation

         For purposes of the Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in the Plan, any reference in the Plan to a contract, instrument, release, or other agreement or document being in a particular form


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or on  particular  terms  and  conditions  means  that  such  document  will  be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified, or supplemented pursuant to the Plan or Confirmation Order; (d) any reference to an entity as a holder of a Claim or Interest includes that entity's successors, assigns, and affiliates; (e) all references in the Plan to sections, articles, and exhibits are references to sections, articles and exhibits of or to the Plan; (f) the words "herein," "hereunder" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (g) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the
Plan;  (h)  subject  to  the  provisions  of  any  contract,   certificates   of
incorporation, by-laws, similar constituent documents, instrument, release, or other agreement or document entered into or delivered in connection with the Plan, the rights and obligations arising under the Plan will be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and the Bankruptcy Rules; and (i) the rules of construction set forth in section 102 of the Bankruptcy Code will apply.

2.       Computation of Time

         In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) will apply.

                                  ARTICLE III
                     CLASSIFICATION OF CLAIMS AND INTERESTS

         All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the following Classes. The classification of Claims is made for purposes of voting on the Plan, making distributions hereunder, and for ease of administration. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of the Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that the Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and has not been paid prior to the Effective Date.

1.       Class 1 - Unsecured Non-Tax Priority Claims.

Class 1 consists of Allowed Unsecured Claims against the Debtors that are entitled to priority under sections 507(a)(3), 507(a)(4) and 507(a)(6) of the Bankruptcy Code but does not include Priority Tax Claims.

2.       Class 2 - Secured Claims.

Class 2 consists of all Allowed Secured Claims against the Debtors.


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3.       Class 3 - Convenience Claims.

Class 3 consists of all Allowed Unsecured Claims against the Debtors that are pre-petition Unsecured Claims of $2,500 or less, or which the holder elects to reduce to $2,500.

4.       Class 4 - General Unsecured Claims.

Class 4 consists of all Allowed Claims against the Debtors that are pre-petition Unsecured Claims (including Rejection Claims) in excess of $2,500 and are not otherwise classified herein.

5.       Class 5 - Equity Interests.

Class 5 consists of all Allowed Interests of holders of Existing Common Stock.

6.       Class 6 - Securities Litigation Claims.

Class 6 consists of all Allowed Securities Litigation Claims, if any.

                                   ARTICLE IV
                  TREATMENT OF CLASSES OF CLAIMS AND INTERESTS

A.       Unclassified Claims

         1. Administrative Claims.

                  (a). Generally

                  Administrative Claims are not impaired under the Plan. Holders of Allowed Administrative Claims will be paid in Cash in full as soon as reasonably practicable after the later of (i) the Effective Date or
         (ii) the date that the Claim becomes an Allowed Claim.

                  (b). Administrative Claims Bar Date

                  Requests for the payment of Administrative Claims must be filed with the Bankruptcy Court and served on the Trustee no later than the Administrative Claims Bar Date. Applications by Professionals for the payment of Fee Claims must be filed with the Bankruptcy Court and served in accordance with Fee Procedure Order no later than the Administrative Claims Bar Date. Failure to file such requests or applications prior to the Administrative Claims Bar Date shall forever bar the recovery of such Claims against the Debtors, the Trustee, the Trust, or the Assets.


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         2. Priority Tax Claims.

                  (a). Generally

                  Priority Tax Claims are not impaired under the Plan. Holders of Allowed Priority Tax Claims will be paid in Cash in full in full as soon as reasonably practicable after the later of (i) the Effective Date or (ii) the date that the Claim becomes an Allowed Claim.

                  (b). Penalties

                  The holder of an Allowed Priority Tax Claim will not be entitled to receive any payment on account of any penalty arising with respect to or in connection with the Allowed Priority Tax Claim. Any such Claim or demand for any such penalty will be subject to treatment in Class 4, and the holder of an Allowed Priority Tax Claim will not assess or attempt to collect such penalty from the Trustee or the Trust as of the Effective Date.

B.       Classified Claims

         1. Class 1 - Unsecured Non-Tax Priority Claims.

         Unsecured Non-Tax Priority Claims are not impaired under the Plan. Holders of Allowed Unsecured Non-Tax Priority Claims will be paid in Cash in full as soon as reasonably practicable after the later of (a) the Effective Date or (b) the date that the Claim becomes an Allowed Claim.

2.       Class 2 - Secured Claims.

         Secured Claims are impaired under the Plan. At the sole discretion of the Debtors, holders of Allowed Secured Claims will either (a) receive the collateral securing the Secured Claim, (b) be Reinstated, or (c) be paid in Cash in full, plus interest, as determined by the Bankruptcy Court, as soon as reasonably practicable after the later of (i) the Initial Distribution Date or
(ii) the date that the Claim becomes an Allowed Claim.

3.       Class 3 - Convenience Claims.

         Convenience Claims are impaired under this Plan. Holders of Allowed Convenience Claims will be paid in Cash in full as soon as reasonably practicable after the later of (a) the Initial Distribution Date or (b) the date that the Claim becomes an Allowed Claim.

4.       Class 4 - General Unsecured Claims.

         General Unsecured Claims are impaired under this Plan. Holders of Allowed General Unsecured Claims will receive a Pro Rata portion of the Distribution Funds, up to the amount of their Allowed Claims. In the event that Allowed General Unsecured Claims are paid in full, prior to any distributions being made to any junior classes, holders of Allowed General Unsecured claims shall be entitled to receive interest on such Claims, calculated at the then-applicable federal rate of interest under 28 U.S.C. ss. 1961.

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5.       Class 5 - Equity Interests.

         Equity Interests are impaired under the Plan. On the Effective Date, the Existing Common Stock will be canceled, and trading of shares of Existing Common Stock will cease. Allowed Equity Interests shall be paid only after all Claims in Classes 1, 2, 3, and 4 (and any other senior classes) are paid the full amount of their Allowed Claims, including interest as allowed by the Bankruptcy Court. On the Final Distribution Date, after all senior classes are paid in full and after all expenses incurred by the Trustee in implementing the Plan have been paid in full, Allowed Equity Interests will receive a Pro Rata portion of the remaining Trust Assets and, if the Bankruptcy Court so orders, shall be treated pari passu with the Class 6 Securities Litigation Claims.

6.       Class 6 - Securities Litigation Claims.

         Security Litigation Claims are impaired under the Plan. In the event that any Securities Litigation Claims are Allowed, such claims shall be subordinated pursuant to section 510(b) of the Bankruptcy Code. Allowed Securities Litigation Claims shall be paid only after all Claims in Classes 1, 2, 3, and 4 (and any other senior classes) are paid the full amount of their Allowed Claims, including interest, as allowed by the Bankruptcy Court, and shall have such priority as determined by the Bankruptcy Court and, if the Bankruptcy Court so orders, shall be treated pari passu with the Class 5 Equity Interests. On the Final Distribution Date, after all senior classes are paid in full and after all expenses incurred by the Trustee implementing the Plan have been paid in full, holders of Allowed Securities Litigation Claims shall receive a Pro Rata portion of the remaining Trust Assets, up to the amount of their Allowed Claims.

                                   ARTICLE V
               MEANS FOR IMPLEMENTATION AND EXECUTION OF THIS PLAN

A.       Sale of the Purchased Assets

         On the Effective Date, the Purchased Assets shall be transferred to the Purchaser pursuant to terms which are substantially similar to the terms of the Letter of Intent, free and clear of all liens, claims, and encumbrances, and the Cash Proceeds shall be transferred to the Trust.

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B.       Creation of the Trust

1.       Transfer of assets

         On the Effective Date, the Trust will be established and become effective, and title to the Cash Proceeds and the Remaining Assets will automatically vest in the Trust on the Effective Date. Except as otherwise provided herein, the Trustee (in the capacity as Trustee and not in his or her individual capacity) shall assume liability for and the obligations to make the distributions required to be made under the Plan but shall not otherwise assume liabilities of the Debtors.

2.       Powers and duties of the Trustee

         (a) Maintenance, safekeeping, and liquidation of assets. Subject to the provisions of the Trust Agreement and of this Plan, the Trustee will take possession of the Trust Assets to be transferred to the Trust and will conserve, protect, collect, and liquidate or otherwise convert into Cash all Assets that constitute part of the Trust Assets and all other property incidental thereto which may thereafter be acquired by the Trust from time to time under the Trust or under the Plan. The Trustee will have the sole right, power, and discretion to manage the affairs of the Trust including, but not limited to, having authority to consummate sales of assets under terms and conditions negotiated and agreed upon as set forth in the Trust Agreement, in all other respects under such terms and conditions as the Trustee, in good faith discretion and in the exercise of good faith business judgment, deems appropriate to carry out the purposes of the Trust and shall have no liability except for willful misconduct, fraud, or gross negligence. Subject to the foregoing, the Trustee will have the right and power to enter into any contracts or agreements binding the Trust, and to execute, acknowledge, and deliver any and all instruments that are necessary, required, or deemed by the Trustee to be advisable in connection with the performance of its duties thereunder, and except as provided by the Confirmation Order, the Trustee shall be bound by the terms of the Buyer Protection Order, the Letter of Intent, and the APA. The Trustee will be a representative of the Debtors' Estates pursuant to Bankruptcy Code section 1123(b)(3) and as such will have the power to prosecute, in the name of the Trust, the Debtors' Estates or otherwise any Claims of the Debtors' Estates. Additionally, the Trustee will have power to (i) do all acts contemplated by the Plan to be done by the Trustee and (ii) do all other acts that may be necessary or appropriate for the final liquidation and distribution of the Trust Assets.

         (b) Hire professionals. The Trustee shall have the right to hire professionals and to incur expenses in order to implement the Plan and shall be entitled to pay such expenses without approval by the Bankruptcy Court.

         (c) Marketing and sale of the Remaining Assets. The Trustee will have the exclusive right and duty to market the sale of the Remaining Assets for the Trust subject to the provisions of the Trust Agreement. In that regard, the Trustee will exercise reasonable business judgment in marketing the Trust Assets to insure the best marketing results. The Remaining Assets may be sold in any combination or as a whole. Further, the Trustee may abandon any of the Remaining Assets if to do so is in the best interest of the Debtors' Estates.

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         (d)   Prosecution of litigation.  All causes of action belonging to the
Debtors (other than those transferred to the Purchaser) shall be transferred to the Trust, and the Trustee shall have the right to prosecute such causes of action or to use such causes of actions as counterclaims to Claimants. Proceeds of any litigation conducted by the Trustee will belong to the Trust and will be administered pursuant to the Trust Agreement.

         (e) Chapter 5 Actions. Except as otherwise provided in the APA, all Chapter 5 Actions are hereby transferred to the Trust, subject to the following terms:

                  (i) any Chapter 5 Action may be asserted as a basis to object to any Claim pursuant to section 502(d) of the Bankruptcy Code;

                  (ii) the Trustee may assert any Chapter 5 Action pursuant to sections 542, 543, 544, 546, 548 or 549 of the
                           Bankruptcy Code as a basis for an affirmative recovery against any Person, including any cause of action pursuant to the Texas Fraudulent Transfer Act, section 24.01 et seq. of the Tex.Bus. & Comm. Code, whether or not such Person asserts any Claim against the Trust; and

                  (iii)    the Trustee may assert a preference claim pursuant to
                           section 547 of the Bankruptcy Code against an insider as a basis for an affirmative recovery; provided, however, that preference claims against non-insiders may be asserted only as a basis for a claim objection pursuant to section 502(d) of the Bankruptcy Code and may not be asserted as a basis for an affirmative recovery against non-insiders.

         (f) Claim objections. The Trustee shall have the power and authority to object to any Claim asserted against the Trust. Without limiting the generality of the foregoing, the Trustee shall have the following powers:

                  (i) to object to any Claim which may be asserted against the Trust on any legal or equitable basis;

                  (ii) to seek subordination of any Claim or Interest on any legal or equitable basis;

                  (iii)    to  assert  any   offset  or  right  of   recoupment,
                           including without limitation any such right pursuant to section 553 of the Bankruptcy Code;

                  (iv)     to assert any and all defenses to any Claim,  whether
                           legal  or  equitable,   including   any   affirmative
                           defenses;

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                  (v)      to assert any counterclaim against any Claim, whether
                           arising  out of the same or  different  transactions;
                           and

                  (vi) to object to any claims on the basis of section 502(d) of the Bankruptcy Code.

                  (g) Distributions. The Trustee shall make distributions to holders of Allowed Claims and Interests, as set forth in Article VII.

                  (h)      Administration.
                           --------------

                  (i) Corporate dissolution. The Trustee shall have the right and duty to take any action and to execute any document necessary to complete the corporate dissolution of the Debtors.

                  (ii) Payment of quarterly fees. The Trustee shall be responsible for timely payment of United States Trustee quarterly fees incurred pursuant to 28 U.S.C.ss.1930(a)(6). Any fees due as of Confirmation will be paid in full on the Effective Date. After Confirmation, the Trustee shall pay such quarterly fees as they accrue until the Cases are closed. The Trustee shall file with the Court and serve on the United States Trustee a quarterly financial report for each quarter (or portion thereof) that the Cases remain open in a format prescribed by the United States Trustee.

                  (iii) Final decree. The Trust will terminate at the end of five years from the Effective Date; provided, however, that upon complete liquidation of the Remaining Assets and satisfaction as far as possible of all remaining obligations, liabilities, and expenses of the Trust pursuant to the Plan prior to such date, and upon the conclusion of the prosecution of objections to any Claims brought by the Trustee, the Trustee may, with approval of the Bankruptcy Court, sooner terminate the Trust; and provided further, that prior to the end of five years from the Effective Date, the Trustee or any beneficiary of the Trust may move the Bankruptcy Court to extend the termination date of the Trust after notice to interested parties and an opportunity for hearing. On the termination date of the Trust, the Trustee will execute and deliver any and all documents and instruments reasonably requested to evidence such transfer. Upon termination and complete satisfaction of its duties under the Trust Agreement, the Trustee will be forever discharged and released from all powers, duties, responsibilities and liabilities pursuant to the Trust other than those attributable to the gross negligence or willful misconduct of the Trustee. The Trustee shall file a motion for entry of final decree pursuant to Bankruptcy Rule 3022 promptly upon administration in full of the Debtors' Estates.

         (i) Reporting duties. Thirty (30) days after the end of each calendar quarter and thirty (30) days after termination of the Trust, the Trustee will file with the Bankruptcy Court an unaudited written report and account showing
(i) the assets and liabilities of the Trust at the end of such quarter or upon termination, (ii) any changes in the Trust Assets which have not been previously reported, and (iii) any material action taken by the Trustee in the performance of its duties under the Trust and under the Plan that has not been previously reported.

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         (j) Release.  The Trustee will be released and indemnified by the Trust for all obligations and liabilities of the Debtors and the Trust, save and except those duties and obligations of the Trustee set forth in the Plan and those attributable to the gross negligence or willful misconduct of the Trustee.

         (k) Monitoring, auditing, and bonding. The Trustee will be required to post bond on such terms and in such amount as approved by the Bankruptcy Court.

         (l) Access to the Bankruptcy Court. The Trustee shall be entitled to the full benefit of, and to exercise all powers incident to, the jurisdiction retained by the Bankruptcy Court pursuant to Article XIII of this Plan. Without limiting the generality of the foregoing, the Trustee may seek any of the following relief from the Bankruptcy Court:

                  (i) any order or other relief implementing, construing, or applying this Plan, the Confirmation Order, or the Trust relating to any power or duty of the Trustee; and

                  (ii) any order, writ, or other process necessary or appropriate to the performance, implementation, consummation, or construction of this Plan or the Trust.

         3. Compensation

         The Trustee will be entitled to receive compensation for services rendered in the form of a commission, as approved by the Bankruptcy Court, as follows:

         a) Thirty-five thousand dollars ($35,000), plus one percent (1%) of all monies disbursed over six million dollars ($6,000,000); and

         b) Seventy-five dollars ($75) per hour for time spent on work not directly related to disbursing funds.

                  The Trustee will be reimbursed for a one-time fee of seven hundred fifty dollars ($750) for the electronic importation of creditor data and will arrange for the preparation of annual tax returns, which will not exceed seven hundred fifty dollars ($750) per year. The Trustee will also be reimbursed for all other reasonable out-of-pocket expenses incurred by the Trustee in the performance of its duties, such expenses to be approved by the Bankruptcy Court.


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                                   ARTICLE VI
                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

A.       Unexpired Leases and Executory Contracts to Be Assumed and Assigned

         1.       Assumption and Assignment Generally

                  On the Effective Date, the Assumed Leases and Contracts will be assumed and assigned to the Purchaser. Each of the Assumed Leases and Contracts will be assumed only to the extent that such leases or contracts constitutes an Unexpired Lease or Executory Contract. Listing a contract or lease will not constitute an admission by the Debtors that such leases or contracts are an Unexpired Leases or Executory Contracts or that the Debtors have any liability thereunder. Each of the Assumed Leases and Contracts will include any modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such leases or contracts, irrespective of whether such agreement, instrument, or other document is listed, unless any such modification, amendment supplement, restatement, or other agreement is rejected as set forth herein. The Trustee shall have no liability on account of the Assumed Leases and Contracts.

         2.       Approval of Assumptions and Assignments

                  The Confirmation Order will constitute an order of the Bankruptcy Court approving the assumption of the Assumed Leases and Contracts and the assignment of the Assumed Leases and Contracts to the Purchaser, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date, and determining that all defaults, if any, under the Assumed Leases and Contracts have been cured.

         3. Payments Related to the Assumption of Executory Contracts and Unexpired Leases

                  To the extent that Cure Amount Claims constitute monetary defaults, the Cure Amount Claims associated with of the Assumed Leases and Contracts will be satisfied by the Purchaser, pursuant to section 365(b)(1) of the Bankruptcy Code, (1) by payment of the Cure Amount Claim in cash or (2) on such other terms as are agreed to by the parties to such Unexpired Leases or Executory Contracts, as soon as reasonably practicable after the Effective Date.

B.       Executory Contracts and Unexpired Leases to Be Rejected

         1.       Rejection Generally

                  On the Effective Date, each of the Rejected Leases and Contracts shall be rejected. The Confirmation Order shall constitute an order of the Bankruptcy Court approving all applicable rejections, as of the Effective Date, and equipment lessors to leases being rejected will be able to recover their equipment as soon as reasonably practicable after the Effective Date.


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         2.       Bar Date for Rejection Damages

                  If the rejection of an such Unexpired Leases or Executory Contracts gives rise to a Rejection Claim by the other party or parties to such leases or contracts, such Claim will be forever barred and will not be enforceable, unless a proof of claim is filed and served on the Trustee, pursuant to the procedures specified in the Confirmation Order and the notice of the entry of the Confirmation Order or another order of the Bankruptcy Court, no later than sixty (60) days after the later of the Effective Date or the date of a Final Order authorizing the rejection.

                                  ARTICLE VII
                       PROVISIONS GOVERNING DISTRIBUTIONS

A.       Delivery of Distributions

         Except as otherwise provided herein, distributions to holders of Allowed Claims will be made by the Trustee in currency of the United States by checks drawn on a domestic bank selected by the Trustee (a) at the addresses set forth on the respective proofs of claim filed by holders of such Claims; (b) at the addresses set forth in any written certification of address change delivered to the Trustee after the date of filing of any related proof of claim; or (c) at the addresses reflected in the Debtor's Schedules if no proof of claim has been filed and the Trustee has not received a written notice of a change of address.

B.       Distribution Record Date

         1. The Trustee will have no obligation to recognize the transfer or sale of any Claims or shares of Existing Common Stock that occur after the close of business on the Distribution Record Date and will be entitled for all purposes herein to recognize and make distributions only to those who are holders of such Claims or Interests as of the close of business on the Distribution Record Date.

         2. Except as otherwise provided in a Final Order of the Bankruptcy Court, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Distribution Record Date will be treated as the holders of such Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to such transfer has not expired by the Distribution Record Date.

C.       Timing and Calculation of Amounts to Be Distributed

         1.       Generally

                  Prior to making any distributions to holders of Allowed General Unsecured Claims or Allowed Interests, the Trustee may submit to the Bankruptcy a report, detailing the distributions which the Trustee intends to make, and shall serve such report on the parties on the then-applicable service list in the Cases. The Trustee shall be entitled to make such distributions after obtaining approval from the Bankruptcy Court.


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         2.       Distributions to Classes

                  a.       Distributions to Class 4 General Unsecured Claims

                           i.       Initial Distribution

                  The Initial Distribution Date shall occur as soon as reasonable practicable after the Effective Date. The distribution made on the Initial Distribution Date shall be such amount, and on such terms, as may be approved by the Bankruptcy Court. The Trustee may hold back in reserve such sums as he may deem reasonably necessary, in the exercise of his good faith discretion, to satisfy the expenses of the Trust, all Disputed Claims, or potentially Disputed Claims, not previously resolved, and the estimated amount of all other potential Claims, including Rejection Claims, Contingent Claims, and Unliquidated Claims.

                           ii.      Interim Distributions

                  Prior to the Final Distribution, the Trustee may make such interim distributions on the Interim Distribution Dates in such amounts and on such terms as the Trustee may deem necessary or appropriate, as approved by the Bankruptcy Court.

                           iii.     Final Distribution

                  After the Trustee has resolved all Disputed Claims, the Trustee shall make the final distribution to holders of Allowed General Unsecured Claims. On the Final Distribution Date, the Trustee shall make distributions to holders of Allowed General Unsecured Claims which have had their Claims Allowed since the preceding distribution and to holders of Allowed General Unsecured Claims which previously received distributions. On the Final Distribution Date, each holder of an Allowed General Unsecured Claim shall receive distributions from the Distribution Funds, such that each holder of an Allowed General Unsecured Claim shall have received a Pro Rata portion of the Distribution Funds, up to the amount of their Allowed Claim.

         b. Distributions to Class 5 Equity Interests and Class 6 Securities Litigation Claims

         In the event that all Allowed Claims in Classes 1, 2, 3, and 4 are paid in full, including interest, as allowed by the Bankruptcy Court, and in the event that any Securities Litigation Claims are Allowed, the Trustee shall seek to subordinate Allowed Securities Litigation Claims pursuant to section 510(b) of the Bankruptcy Code. Allowed Securities Claims shall have such priority as determined by the Bankruptcy Court.


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                  On the Final  Distribution  Date, the Trustee shall distribute all remaining Trust Assets to the holders of Allowed Interests and/or Allowed Securities Litigation, on a Pro Rata basis, as determined by the Bankruptcy Court.

         3.       De Minimis Distributions

                  No cash will be distributed to the holder of an Allowed Claim or Interest in any Class if the amount of cash to be distributed on account of such Claim or Interest is less than twenty-five dollars ($25). Any holder of an Allowed Claim or Interest on account of which the amount of cash to be distributed is less than twenty-five dollars ($25) will have its Claim or Interest for such distribution discharged and will be forever barred from asserting any such Claim.

         4.       Compliance with Tax Requirements

                  a. In connection with the Plan, to the extent applicable, the Trustee will comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan will be subject to such withholding and reporting requirements.

                  b. Notwithstanding any other provision of the Plan, each entity receiving a distribution of cash or pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on it by any governmental unit on account of such distribution, including income, withholding, and other tax obligations.

D.       Surrender of Canceled Instruments

         As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim evidenced by notes, contracts, instruments, securities, or other documentation, the holder of such Claim (or other appropriate parties which hold such notes, contracts, instruments, securities, or other documentation on their behalf) must tender the applicable instruments, securities, or other documentation evidencing such Claim to the Trustee. Pending such surrender, any distributions pursuant to the Plan on account of any such Claim will be treated as an undeliverable distribution.

         1.       Tender of Notes or other Instruments

                  Except as provided herein, each holder of an Allowed Claim evidenced by any note or other instrument must tender the applicable note or instrument to the Trustee as promptly as practicable following the Effective Date. The letter of transmittal will include, among other provisions, customary provisions with respect to the authority of the holder of the applicable note or instrument to act and the authenticity of any signatures required thereon. All surrendered notes and instruments will be marked as canceled and delivered to the Trustee.


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         2.     Lost, Stolen, Mutilated, or Destroyed Notes or other Instruments

                  Any holder of notes or other instruments which have been lost, stolen, mutilated, or destroyed must, in lieu of surrendering such notes or instruments, deliver to the Trustee: (a) evidence satisfactory to the Trustee of the loss, theft, mutilation, or destruction and (b) such security or indemnity as may be required by the Trustee to hold the Trustee harmless from any damages, liabilities, or costs incurred in treating such individual as a holder of note. Such holder will, for all purposes under the Plan, be deemed to have surrendered the applicable note.

E.       Undeliverable Distributions

         1.       Holding of Undeliverable Distributions

                  If any distribution to a holder of an Allowed Claim or Interest is returned to the Trustee as undeliverable, no further distributions will be made to such holder unless and until the Trustee is notified by written certification of such holder's then-current address.

         2.       Failure to Claim Undeliverable Distributions

                  Any  holder  of an  Allowed  Claim or  Interest  that does not assert a Claim or Interest pursuant to the Plan for an undeliverable distribution to be made by the Trustee within one year after the later of (i) the Effective Date and (ii) the last date on which a distribution was deliverable to such holder will have its Claim or Interest for such undeliverable distribution discharged and will be forever barred from asserting any such Claim or Interest. Unclaimed cash will become property of the Trust, free of any restrictions thereon. Nothing contained in the Plan will require the Trustee to attempt to locate any holder of an Allowed Claim or Interest.

F.       Setoffs

         The Trustee may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim) the claims, rights, and causes of action of any nature that may exist against the holder of such Allowed Claim; provided, however, that neither the failure to effect a setoff nor the allowance of any Claim hereunder will constitute a waiver or release of any claims, rights, and causes of action that may exist against a holder of such a Claim.

                                  ARTICLE VIII
                    PROCEDURES FOR RESOLVING DISPUTED CLAIMS

A.       Authority to Prosecute Objections to Claims

         After the Effective Date, only the Trustee will have the authority to file, settle, compromise, withdraw, or litigate to judgment objections to Claims.


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B.       Treatment of Disputed Claims

         Notwithstanding any other provisions of the Plan, no payments or distributions will be made on account of a Disputed Claim until such Claim becomes an Allowed Claim.

C.       Distributions on Account of Disputed Claims Once Allowed

         On each Interim Distribution Date, the Trustee will make distributions on account of any Disputed Claim but only to the extent of the portion that has become an Allowed Claim since the preceding distribution. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class.

D.       Procedure for Resolution of Disputed Claims.

         The procedures set forth below shall apply to the allowance of Disputed
Claims:

         1.       Allowance of Disputed Claims or Interests.

         This section shall apply to all Disputed Claims or Interests. Nothing contained in the Plan, Disclosure Statement, or Confirmation Order shall change, waive or alter any requirement under applicable law that the holder of a Disputed Claim must file a timely proof of claim by the applicable Bar Date, and the Claim of any such Disputed Creditor who is required to file a proof of claim and fails to do so shall be discharged and shall receive no distribution through the Plan. Disputed Claims shall each be determined separately, except as otherwise ordered by the Bankruptcy Court. The Trustee shall retain all rights of removal to federal court as to any Disputed Claim.

         2.       Determination of Disputed Claims.

         All Disputed Claims or Interests shall be liquidated or determined as follows:

         (a) Application of Adversary Proceeding Rules. Unless otherwise ordered by the Bankruptcy Court, any contested proceeding for any objection to a Disputed Claim or Interest shall be governed by Bankruptcy Rule 9014 of the Rules of Bankruptcy Procedure. The Trustee, may at his election, make and pursue any objection to a Claim in the form of an adversary proceeding.

         (b) Scheduling Order. Unless otherwise ordered by the Bankruptcy Court, or if the objection is pursued as an adversary proceeding, a scheduling order shall be entered as to each objection to a Disputed Claim or Interest. The Trustee shall tender a proposed scheduling order with each objection and include a request for a scheduling conference for the entry of a scheduling order. The scheduling order may include (i) discovery cut-off, (ii) deadlines to amend pleadings, (iii) deadlines for designation of and objections to experts, (iv) deadlines to exchange exhibit and witness lists and for objections to the same, and (v) such other matters as may be appropriate.


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         (c) Mediation.  The Bankruptcy Court may order the parties to engage in settlement meetings or mediate in connection with any objection to a Claim. The Trustee may include a request for mediation or settlement meetings, in his objection, and request that the Bankruptcy Court require mediation as a part of the scheduling order.

         (d) Estimation. The Trustee may seek estimation of any Disputed Claim pursuant to ss.502(c) of the Bankruptcy Code. The Trustee may propose procedures for the estimation of Disputed Claims, either generally or on an individual basis.

         (e) Defense under ss.502(d). The Trustee may object to any Claim on the basis of ss.502(d) of the Bankruptcy Code. This shall include objecting to any Claim listed in the Schedules as undisputed, the holder of which has received a transfer voidable under chapter 5 of the Bankruptcy Code. At the Trustee's option, such objection may be commenced as a contested proceeding or as an adversary proceeding.

                                   ARTICLE IX
                    SUBSTANTIVE CONSOLIDATION OF THE DEBTORS

         Pursuant to the Confirmation Order, the Bankruptcy Court shall approve the substantive consolidation of the Debtors for the sole purposes of implementing the Plan, including for purposes of voting and distributions to be made under the Plan. Pursuant to such order: (A) all assets and liabilities of the Debtors will be deemed merged; (B) all guarantees by one Debtor of the obligations of any other Debtor will be deemed eliminated so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors will be deemed to be one obligation of the consolidated Debtors; and (C) each and every Claim filed or to be filed in the Case of any of the Debtors will be deemed filed against the consolidated Debtors and will be deemed one Claim against and a single obligation of the consolidated Debtors.

                                   ARTICLE X
                      CONDITIONS PRECEDENT TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

A.       Conditions to Confirmation

         The Bankruptcy Court will not enter the Confirmation Order unless and until the Confirmation Order will be acceptable in form and substance to the Debtors, the Creditors Committee, and the Purchaser and will include the approval of the substantive consolidation of the Debtors.

B.       Conditions to the Effective Date

         The Effective Date will not occur and the Plan will not be consummated unless and until each of the following conditions have been satisfied or duly waived:


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         1. The transactions under the APA shall have been consummated, and

         2. The Trust shall have been formed, and the Trustee shall have been appointed.

C.       Waiver of Conditions to the Confirmation or Effective Date

         The conditions to Confirmation or the Effective Date may be waived in whole or part by the Debtors at any time without an order of the Bankruptcy Court on consent of the Creditors Committee.

D.       Effect of Nonoccurrence of Conditions to the Effective Date

         If each of the conditions to the Effective Date is not satisfied or duly waived, then upon motion by the Debtors made before the time that each of such conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters a Final Order granting such motion. If the Confirmation Order is vacated (1) the Plan will be null and void in all respects, including with respect to: (a) the discharge of Claims and termination of Interests pursuant to section 1141 of the Bankruptcy Code; (b) the assumptions, assignments, or rejections of Unexpired Leases and Executory Contracts; and (c) the substantive consolidation of the Debtors; and (2) nothing contained in the Plan will: (a) constitute a waiver or release of any Claims by or against, or any Interest in, the Debtors; or (b) prejudice in any manner the rights of the Debtors or any other party in interest.

                                   ARTICLE XI
                                    CRAMDOWN

         The Debtors request Confirmation under section 1129(b) of the Bankruptcy Code with respect to any impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. The Debtors reserve the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

                                  ARTICLE XII
                     DISCHARGE, TERMINATION, AND INJUNCTION

A.       Discharge of Claims and Termination of Interests

         1. Except as provided in the Plan or in the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan will be in exchange for and in complete satisfaction, discharge and release of all Claims and termination of all Interests arising on or before the Effective Date, including any interest accrued on Claims from the Petition Date. Except as provided in the Plan or in the Confirmation Order, Confirmation will, as of the Effective Date and immediately after cancellation of the Interests in


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and the Existing  Common  Stock:  (a)  discharge  the Debtors from all Claims or other debts that arose on or before the Effective Date and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a proof of Claim based on such debt is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code or (iii) the holder of a Claim based on such debt has accepted the Plan; and (b) terminate all Interests and other rights of equity security holders in the Debtors.

         2. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order will be a judicial determination, as of the Effective Date and immediately after the cancellation of the Existing Common Stock, of a discharge of all Claims and other debts and liabilities against the Debtors and a termination of all Interests and other rights of equity security holders in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment obtained against a Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

B.       Injunctions

         1. Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all entities that have held, currently hold, or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan will be permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts, or liabilities or terminated Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against the Debtors, the Trust, the Trustee, or their respective property, other than to enforce any right pursuant to the Plan to a distribution; (b) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree or order against the Debtors or their respective property other than as permitted herein; (c) creating, perfecting, or enforcing any lien or encumbrance against the Debtors, the Trust, the Trustee, their
respective   property,   or  the  Assets;  (d)  asserting  a  setoff,  right  of
subrogation, or recoupment of any kind against any debt, liability, or obligation due to the Debtors, the Trust, or the Trustee; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

         2. As of the Effective Date, all entities that have held, currently hold, or may hold any Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, or liabilities that are released pursuant to
Article XII.A of the Plan will be permanently enjoined from taking any of the following actions against any released entity or its property under Article XII.A. of the Plan on account of such released claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order; (c) creating, perfecting, or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation, or recoupment of any kind against any debt, liability, or obligation due to any released entity; and


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(e) commencing or continuing any action,  in any manner,  in any place that does not comply with or is inconsistent with the provisions of the Plan.

         3. By accepting distributions pursuant to the Plan, each holder of an Allowed Claim or Allowed Interest receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth herein.

C.       Vesting

         On the Effective Date, the Purchased Assets shall vest in the Purchaser, free and clear of all liens, claims, and encumbrances, and the Trust Assets shall vest in the Trust free and clear of all liens, claims, and encumbrances.

                                  ARTICLE XIII
                            RETENTION OF JURISDICTION

         Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain jurisdiction over the Cases after the Effective Date as is legally permissible, including jurisdiction to:
         1. Allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim, the resolution of any objections to the allowance, priority, or classification of Claims or Interests, and the estimation of any Disputed Claim in accordance with section 502(c) of the Bankruptcy Code;

         2. Grant or deny any applications for allowance of compensation or reimbursement of expenses of professionals authorized pursuant to the Bankruptcy Code or the Plan for periods ending on or before the Effective Date;

         3. Resolve any matters related to the assumption, assumption and assignment, or rejection of any Unexpired Lease or Executory Contract to which any Debtor is a party and to hear, determine, and, if necessary, liquidate any Claims arising therefrom, including any Cure Amount Claims;

         4. Ensure that distributions to holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Plan;

         5. Decide or resolve any motions, adversary proceedings, contested, or litigated matters and any other matters, and grant or deny any applications involving the Debtors that may be pending on the Effective Date or brought thereafter;

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         6. Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents entered into or delivered in connection with the Plan, the Disclosure Statement, or the Confirmation Order;

         7. Resolve any cases, controversies, suits, or disputes that may arise in connection with or the consummation, interpretation, or enforcement of the Plan or any contract, instrument, release, or other agreement or document that is entered into or delivered pursuant to the Plan or any entity's rights arising from or obligations incurred in connection with the Plan or such documents, including, but not limited to Chapter 5 Actions;

         8.  Modify the Plan  before or after the  Effective  Date  pursuant  to section 1127 of the Bankruptcy Code; modify the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement, or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document entered into, delivered, or created in connection with the Plan, the Disclosure Statement, or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;

         9. Issue injunctions, enforce the injunctions contained in the Plan and the Confirmation Order, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation, or enforcement of the Plan or the Confirmation Order;

         10. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked, or vacated or distributions pursuant to the Plan are enjoined or stayed;

         11. Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement, or the Confirmation Order;

         12. Enter final decrees closing the Cases upon request; and

         13. Determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code, including any Disputed Claims for taxes.


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                                  ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

A.       Dissolution of the Creditors Committee

         On the Effective Date, the Creditors Committee will dissolve and the members of the Creditors Committee will be released and discharged from all duties and obligations arising from or related to the Cases. The Professionals retained by the Creditors Committee and the members thereof will not be entitled to assert any Claim for any services rendered or expenses incurred after the Effective Date, except for services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or filed and served after the Effective Date and in connection with any appeal of the Confirmation Order.

B.       Limitation of Liability

         The Debtors, the Trustee, and their respective directors, officers, employees, and Professionals, acting in such capacity, and the Creditors Committee and its members and professionals will neither have nor incur any liability to any entity for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, confirmation, or consummation of the Plan, the Disclosure Statement, or any contract, assignment, release, or other agreement or document created or entered into, or any other act taken or omitted to be taken, in connection with the Plan, or with respect to any act taken or omitted in connection with or related to the Cases; provided, however, that the foregoing provisions will have no effect on: (1) the liability of any entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plan or any contract, instrument, release, or other agreement or document to be entered into or delivered in connection with the Plan or (2) the liability of any entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct. Nothing herein shall limit any liability that any current or former director, officer, or employee of the Debtors may have to any entity for any act taken or omitted to be taken prior to the Petition Date.

C.       Modification of the Plan

         Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code, upon prior written notice to the Creditors Committee and the Purchaser, the Debtors reserve the right to alter, amend, or modify the Plan.

D.       Revocation of the Plan

         The Debtors reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if Confirmation as to any or all of the Debtors does not occur, then, with respect to such Debtors, the Plan will be null and void in all respects, and nothing contained in the Plan


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will:  (1)  constitute  a waiver or release of any Claims by or against,  or any
Interests in, such Debtors or (2) prejudice in any manner the rights of any Debtors or any other party.

E.       Severability of Plan Provisions

         If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision then will be applicable as altered or interpreted; provided that any such alteration or interpretation must be in form and substance acceptable to the Debtors. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

F.       Successors and Assigns

         The rights, benefits, and obligations of any entity named or referred to in the Plan will be binding on, and will inure to the benefit of, any heir, executor, administrator, successor, or assign of such entity.

G.       Service of Documents

         Any pleading, notice, or other document required by the Plan or Confirmation Order to be served on or delivered to the Debtors must be sent by overnight delivery service, facsimile transmission, courier service or messenger to:

         If to the Debtors:
                  Jenkens & Gilchrist, P.C.
                  1445 Ross Avenue, Suite 3200
                  Dallas, Texas  75202
                  (214) 855-4500 - Telephone
                  (214) 855-4300 - Facsimile
                  Attn:  Lynnette R. Warman

         If to the Committee:
                  Forshey & Prostok, LLP
                  777 Main Street, Ste. 1285
                  Fort Worth, Texas 76102
                  (817) 877-8855 - Telephone
                  (817) 877-4151 - Facsimile
                  Attn:  J. Robert Forshey, Esq.

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

         If to CGI:
                  Hughes & Luce LLP
                  1717 Main St., Suite 2800
                  Dallas, TX  75201
                  (214) 939-5500 - Telephone
                  (214) 939-6100 - Facsimile
                  Attn:  William B. Finkelstein, Esq.

         If to the Trustee:
                  Michael G. Lawrence
                  NACM Southwest
                  P.O. Box 167688
                  Irving, TX 75061-7688
                  (972) 518-0019 - Telephone
                  (972) 580-9089 - Facsimile








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


                                   INSPIRE INSURANCE SOLUTIONS

                                   /s/ Richard J. Marxen
                                   ------------------------------------------
                                   Richard J. Marxen
                                   Chief Executive Officer







                                   INSPIRE CLAIMS MANAGEMENT, INC.

                                    /s/ Richard J. Marxen
                                   ------------------------------------------
                                   Richard J. Marxen
                                   Chief Executive Officer








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


                              JENKENS & GILCHRIST,
                              A PROFESSIONAL CORPORATION


                              By:  /s/ Lynnette R. Warman
                                 -------------------------------------------
                                 Lynnette R. Warman
                                 State Bar No. 20867940
                                 John N. Schwartz
                                 State Bar No. 00797397
                                 Mark C. Alfieri
                                 State Bar No. 24001637

                                 1445 Ross Avenue, Suite 3200
                                 Dallas, Texas 75202
                                 Telephone:  (214) 855-4500
                                 Telecopy: (214) 855-4300

                                 ATTORNEYS FOR THE DEBTORS AND
                                 DEBTORS IN POSSESSION












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